                                                                    EXHIBIT 24.2

                           COLE NATIONAL CORPORATION

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and/or directors of Cole National Corporation, a Delaware corporation (the "Corporation"), hereby constitutes and appoints Joseph Gaglioti, William P. Lahiff, Jr., Thomas T.S. Kaung and Leslie D. Dunn, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned, the Corporation's Registration Statement on Form S-8 pursuant to the Securities Act of 1933 concerning the shares of Common Stock of the Company to be issued in connection with the Nonqualified Stock Option Agreement, dated January 18, 2000 between the Corporation and Larry Pollock, and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of January 2001.

/s/ Jeffrey A. Cole                              /s/ Larry Pollock
------------------------------------             -------------------------------
Jeffrey A. Cole, Director and Chief              Larry Pollock, Director
Executive Officer


/s/ Timothy F. Finley                            /s/ Charles A. Ratner
------------------------------------             -------------------------------
Timothy F. Finley, Director                      Charles A. Ratner, Director


/s/ Irwin N. Gold                                /s/ Walter J. Salmon
------------------------------------             -------------------------------
Irwin N. Gold, Director                          Walter J. Salmon, Director


/s/ Peter V. Handal                              /s/ T.S. Kaung
------------------------------------             -------------------------------
Peter V. Handal, Director                        T.S. Kaung, Principal Financial
                                                 Officer

/s/ William P. Lahiff
------------------------------------
William P. Lahiff, Jr., Principal
Accounting Officer